SUBITEM 77Ib  Terms of new
or amended securities
Attached is the Class F Shares
 Exhibit to the Multiple Class
Plan of Federated
Municipal Securities Fund Inc
  The information contained in
the attached
Exhibit serves as the
description of Class F Shares
 as required by this Item

CLASS F SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN
1	SEPARATE ARRANGEMENT
 AND EXPENSE ALLOCATION
For purposes of Rule 18f3 under
 the Act the basic distribution
 and shareholder servicing
arrangement for
the Class F Shares will consist
 of sales by financial
 intermediaries in consideration
 of the payment of the
sales load dealer reallowance
Financial intermediaries may
 also provide shareholder
 services and may
receive shareholder service fees
 therefor Additionally the
 principal underwriter may pay
up to 100 basis
points 100 of the public
offering price to financial
 intermediaries as an advance
commission on sales  In
consideration of advancing this
 payment the principal
underwriter will receive any
contingent deferred
sales charges paid upon
redemption of Class F Shares
 and distribution service
fees under the 12b1 Plan on
an ongoing basis  In connection
with this basic arrangement
Class F Shares will bear the
following fees
and expenses
Fees and Expenses
Maximum Amount Allocated
Class F Shares
Sales Load	Up to 100
basis points 100 of the
public offering price
Contingent Deferred
Sales Charge CDSC
Up to 100 basis points 100
 of the share price at the
 time of original
purchase or redemption
whichever is lower
Shareholder Service Fee	Up
 to 25 basis points 025 of
the average daily net asset value
12b1 Fee	As set forth
 in the attached Schedule
Other Expenses	Itemized
 expenses incurred by the Fund
 with respect to holders of Class
F Shares as described in
Section 3 of the Plan

2	CONVERSION AND EXCHANGE
 PRIVILEGES
For purposes of Rule 18f3
Class F Shares have the
following
 conversion rights and exchange
 privileges at
the election of the shareholder
Conversion Rights	None
Exchange Privileges	Class
F Shares may be exchanged for
Class F Shares of any other Fund

In any exchange the shareholder
shall receive shares having the
 same aggregate net asset value
 as the
shares surrendered  Exchanges
 to any other Class shall be
treated as a redemption and
purchase


3	EXCEPTIONS TO BASIC
 ARRANGEMENTS
For purposes of Rules 22d1
and 6c10 under the Act unless
 otherwise specified on the
 Schedule to this
Exhibit the scheduled variations
 in sales load and contingent
deferred sales charges are as
 follows
	A	BASIC SALES
LOAD SCHEDULE

Purchase Amount
Sales Charge as Percentage
of Offering Price
Sales Charge as a
Percentage of NAV
Less than 1 million
100
101
1 million or greater
000
000
	Applies to all Funds
 indicated on the attached
Schedule except Federated
Limited Term
Municipal Fund which has no
 initial sales load
	B	CDSC SCHEDULE
Unless otherwise indicated
below the Schedule of
Contingent Deferred Sales
Charges for each Fund
is as follows

Purchase Amount

Shares Held
Contingent Deferred Sales
Charge
Under 2 million
4 years or less
100
2 million but less than 5 million
2 years or less
050
 5 million or greater
1 year or less
025

C	REDUCING OR
 ELIMINATING THE SALES LOAD
Contingent upon notification
 to the Funds principal
 underwriter or transfer agent
 in applying the
exceptions set forth in this
 Section 3 the purchase amount
 shall take into account
Discounts achieved by combining
 concurrent purchases of andor
 current investment in
Class A Class B Class C Class
 F and Class K Shares made or
held by or on behalf of the
investor the investors spouse
 and the investors children
 under age 21 regardless of
whether the purchases or
 investments are made or held
 directly or through an investment
professional or through a
singleparticipant retirement
account provided that such
purchases and investments can be
linked using tax identification
numbers TINs social
security numbers SSNs or Broker
 Identification Numbers BINs and
Letters of intent to purchase a
certain amount of Class F Shares
within a thirteen month
period
 D	WAIVER OF SALES LOAD
Contingent upon notification to
 the Funds principal underwriter
 or transfer agent no sales load
will be
assessed on purchases of Class F
Shares made
within 120 days of redeeming
Shares of an equal or greater
 amount
through a financial intermediary
 that did not receive a dealer
 reallowance on the purchase
by shareholders who originally
 became shareholders of a Fund
 pursuant to the terms of an
agreement and plan of reorganization
 which permits the shareholders to
acquire shares at net asset
value
with reinvested dividends or capital
gains
by Directors Trustees employees
former employees and sales
representatives of the Fund the
Adviser the principal underwriter
 and their affiliates employees
of any investment professional
that sells shares according to a
sales agreement with the principal
underwriter by the immediate
family members of the above persons
 and by trusts pension or
profitsharing plans for the above
persons and
pursuant to the exchange privilege
	 E	WAIVER OF CDSC
	Contingent upon notification
 to the Funds principal underwriter
or transfer agent no CDSC
will be imposed on redemptions
 Class F Shares of Federated Capital
 Income Fund Only as a shareholder
 who owned
Shares on September 30 1989
following the death of the last
surviving shareholder or
 postpurchase disability as
defined
in Section 72m 7 of the
Internal Revenue Code of 1986
representing minimum required
distributions from an Individual
Retirement Account or
other retirement plan to a
shareholder who has attained
 the age of 70 12
of Shares purchased within 120
days of a previous redemption
of an equal or lesser
amount
of Shares held by Directors
 Trustees employees former
 employees and sales representatives
 of
the Fund the Adviser the principal
 underwriter and their affiliates
 employees of any investment
professional that sells Shares
according to a sales agreement
 with the principal underwriter
by the
immediate family members of
 the
above persons and by trusts
 pension or profitsharing
plans for
the above persons
of Shares purchased through a
 financial intermediary that
did not receive an advance
commission
on the purchase
of Shares purchased with
 reinvested dividends or
capital gains
imposed by the Fund when
it closes an account for
 not meeting the minimum
 balance
requirements
of Shares which were purchased
 pursuant to an exchange
privilege if the Shares
were held for the
applicable CDSC holding
period and
representing a total or partial
 distribution from a qualified
 plan which would not include
 account
transfers rollovers or
redemptions for the purpose
 of reinvestment  For these
purposes qualified
plans would not include an
 Individual Retirement Account
 Keogh Plan or custodial account
following retirement
SCHEDULE OF FUNDS
OFFERING CLASS F SHARES
The Funds set forth on this
Schedule each offer Class F
 Shares on the terms set forth
 in the Class F Shares
Exhibit to the Multiple Class
Plan in each case as indicated
below  The 12b1 fees indicated
are the
maximum amounts authorized
 based on the average daily
net asset value  Actual amounts
 accrued may be
less
CLASS F SHARES SUBJECT TO
 THE BASIC LOAD SCHEDULE
Multiple Class Company
  Series
12b1 Fee
Federated Municipal Securities
 Fund Inc
None